SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                     INTERGRAPH CORPORATION
     (Exact name of registrant as specified in its charter)

        DELAWARE                                 63-0573222
    (State or other jurisdiction of   (I.R.S. Employer Identification No.)
     incorporation or organization)

                   One Madison Industrial Park
                Huntsville, Alabama  35984-0001
            (Address of Principal Executive Offices)

                     INTERGRAPH CORPORATION
         AMENDED AND RESTATED 2002 STOCK OPTION PLAN
                    (Full title of the plan)

                       David Vance Lucas
              Vice President and General Counsel
                     Intergraph Corporation
               One Madison Industrial Park IW2000
                Huntsville, Alabama  35894-0001
                       (256) 730-2000
            (Name, Address, and Telephone Number of
               Registrant's agent for service)


                 CALCULATION OF REGISTRATION FEE
=================================================================
                            Proposed      Proposed       Amount
 Title of       Amount       maximum       maximum         of
securities       to be      offering      aggregate  registration
   to be     registered(1)  price per     offering         fee
 registered                  share(2)       price
-----------------------------------------------------------------
Common Stock   2,000,000     $19.42     $38,840,000     $3,573.28
$.10 par value,
and related
stock purchase
rights
================================================================

(1)Pursuant to Rule 416(a) under the Securities Act, this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the Nasdaq Stock Market on October 28, 2002.


                             PART I

      Information Required in the Section 10(a) Prospectus

      Intergraph Corporation (the "Registrant") has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") to participants in the plan listed on the cover of this Registration Statement, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

       Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

      The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

(2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

(3)  Current  Reports on Form 8-K dated March 8, 2002,  April  8,
     2002, April 29, 2002, October 10, 2002 and October 15,2002,
     and on Form 8-K/A dated April 30, 2002;

(4) The description of the Registrant's Common Stock, $.10 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A/A filed with the SEC on October 29, 2002, and the description of the related stock purchase rights contained in the Registration Statement filed by the Registrant with the SEC on March 8, 2002, and including all other amendments and reports filed for the purpose of updating such descriptions.

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.   Description of Securities.
          --------------------------

     The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Inapplicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

      Article IX of the Certificate of Incorporation of the Registrant, as amended (the "Certificate of Incorporation") permits indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law permits indemnification by the Registrant of any director, officer, employee or agent of the Registrant or of a person who is or was serving at the Registrant's request as a director, officer, employee or agent of another company or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), to which he or she is or may be a party by reason of having been such director, officer, employee or agent, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant also has the power under Section 145 to indemnify persons identified above from threatened, pending or completed actions or suits by or in the right of the Registrant by reason of the fact that such person was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another company or enterprise against expenses actually and reasonably incurred (including attorney's fees) by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification can be made with regard to any claim, issue or matter as to which the person has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity.

     Section 145 further requires that indemnification (unless ordered by a court) must be made by the Registrant only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he or she has met the applicable standards of conduct. The determination must be made by a majority vote of disinterested directors; by a committee of disinterested directors designated by disinterested directors; if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion; or by the stockholders. The Registrant may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Registrant as authorized by law.

     The statutory provisions are not exclusive and any entitlement to indemnification or reimbursement by those seeking indemnification under any bylaw, agreement, stockholder vote, or vote of disinterested directors is not effected. Section 145 authorizes the purchase of insurance against liability on behalf of any officer, employee or agent of the Registrant or person who was serving as such at the Registrant's request.

       Article IX(a) of the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages for breaches of his or her fiduciary duty, except for liability for: (a) breaches of the duty of loyalty to the Registrant or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) transactions in which the director received an improper personal benefit.

           Article IX(b) of the Certificate of Incorporation of the Registrant also authorizes the Registrant to indemnify an officer, director, employee, or agent of the Registrant or an individual serving in such capacity for another entity at the Registrant's request, for all expenses, liabilities, and losses incurred in connection with any action, suit or proceeding in which he or she is or was a party or is threatened to be made a party by reason of the fact that he or she is or was an officer or director of the Registrant, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee or agent.



      Article IX(b) also authorizes the Registrant to advance litigation expenses to an officer or director prior to the final disposition of an action concerning the indemnitee's service only as an officer or director. The making of such advances is conditioned upon the officer or director giving the Registrant an undertaking to repay the amount advanced if indemnification ultimately is deemed unavailable. The Board of Directors may authorize the advancement of expenses to employees and agents of the Registrant with the same scope and effect as is afforded to officers and directors.

     If indemnification or advancement of expenses is authorized, it will not exclude any rights to indemnification or advancement of expenses which any person may have under a bylaw, agreement, board or stockholder vote, or otherwise. The indemnification or advancement of expenses provided by Article IX will continue as to a person who ceases to be a director, officer, employee, or agent, and inures to the benefit of his or her heirs, executors and administrators.

      The Certificate of Incorporation also states that the Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation against any loss, liability, or expense, whether or not the Registrant would have the power to provide indemnification under Delaware law, as the Board of Directors may from time to time determine.

      Article Nine of the Registrant's bylaws, amended and restated April 1, 2002 (the "Bylaws"), provides for indemnification of any person threatened to be made a party to any threatened, pending or completed action (whether civil, criminal, administrative or investigative, including appeals), other than an action by or in the right of the Registrant, by reason of the fact that the person is or was a director, officer, employee, or agent of the Registrant or was serving in such a capacity for another entity at the Registrant's request. Such indemnification includes expenses actually and reasonably incurred (including attorneys' fees) if the party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect  to  any  criminal action, had  no  reasonable  cause  to believe that his or her conduct was unlawful. In actions or proceedings by or in the right of the Registrant, the Bylaws provide for indemnification of any person threatened to be made a party to any threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee, or agent of the Registrant or was serving in such a capacity for another entity at the Registrant's request. Such indemnification includes expenses actually and reasonably incurred (including attorneys' fees) if the party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, except that indemnification is unavailable if the party has been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant, unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought shall determine that in light of all of the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses the court deems proper.

     The Bylaws further provide that, generally, indemnification (unless ordered by a court) must be made by the Registrant only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he or she has met the applicable standards of conduct. The determination must be made by a majority vote of disinterested directors; by a committee of disinterested directors designated by disinterested directors; if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion; or by the stockholders. The Registrant must pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Registrant as authorized in the Bylaws.

     The indemnification authorized in the Bylaws is not exclusive of other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any statute, rule of law, agreement, bylaw, stockholder vote or otherwise. Such indemnification shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of that person's heirs, executors, and administrators.

     Article Nine of the Registrant's Bylaws further provides that the Registrant may purchase and maintain insurance on behalf of those persons described above as eligible for indemnification for liability arising out of such person's duties or status with the Registrant whether or not indemnification in respect of such liability would be permissible under the Bylaws' provisions.

      The Registrant has entered into Indemnification Agreements with each of its directors to give such directors additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

     None.

Item 8.   Exhibits.
          ---------

     4.1 Certificate of Incorporation of the Registrant, as amended (restated electronically for SEC filing purposes) (incorporated by reference to Exhibit 1 filed with the Registrant's 8-A/A dated October 29, 2002)

     4.2  Bylaws of the Registrant,as amended and restated on April 1, 2002
          (incorporated  by   reference  to  Exhibit  3.1  filed  with  the
          Registrant's Form 8-K dated April 8, 2002)

     23   Consent of Ernst & Young LLP, independent auditors

     24 Power of Attorney (included in the signature page of this Registration Statement)

     99 Intergraph Corporation Amended and Restated 2002 Stock Option Plan (incorporated by reference to Exhibit 10(l) filed with the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2002)

Item 9.   Undertakings.
          -------------

     A.   The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2)   That,  for the purpose of determining  any  liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this 30th day of October, 2002.


                           INTERGRAPH CORPORATION


                           By: /s/ James F. Taylor, Jr.
                              ------------------------------------
                              James F. Taylor, Jr.
                              Chairman of the Board and Chief
			      Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints David Vance Lucas, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this
Registration Statement, and to file the same, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature                  Title                        Date
---------                  -----                        ----

/s/James F. Taylor Jr.     Chairman of the Board      October 30,2002
________________________   Chief Executive Officer
James F. Taylor Jr.


/s/Larry J. Laster         Executive Vice President,  October 30,2002
________________________   Chief Financial Officer
Larry J. Laster            and Director


/s/Linda L. Green          Director                   October 30,2002
________________________
Linda L. Green


/s/Laurence R. Greenwood   Director                   October 30,2002
________________________
Laurence R. Greenwood


                           Director                   October 30,2002
________________________
Thomas J. Lee


/s/Sidney L. McDonald      Director                   October 30,2002
________________________
Sidney L. McDonald


/s/Joseph C. Moquin        Director                   October 30,2002
________________________
Joseph C. Moquin




                          EXHIBIT INDEX

     4.1 Certificate of Incorporation of the Registrant, as amended (restated electronically for SEC filing purposes) (incorporated by reference to Exhibit 1 filed with the Registrant's 8-A/A dated October 29, 2002)

     4.2 Bylaws of the Registrant,as amended and restated on April 1, 2002 (incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 8-K dated April 8, 2002)

     23   Consent of Ernst & Young LLP, independent auditors

     24 Power of Attorney (included in the signature page of this Registration Statement)

     99 Intergraph Corporation Amended and Restated 2002 Stock Option Plan (incorporated by reference to Exhibit 10(l) filed with the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2002)